UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2012

HYATT HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34521	20-1480589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

71 South Wacker Drive, 12th Floor Chicago, IL		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 750-1234

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02: DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 13, 2012, Hyatt Hotels Corporation (the “Company”), notified Thomas J. Pritzker, Executive Chairman of the Board, and Mark S. Hoplamazian, President and Chief Executive Officer of the Company that it desires to extend their employment until December 31, 2015, upon such market terms as to be determined by the Compensation Committee of the Board of Directors.

ITEM 5.07: SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Company 2012 annual meeting of stockholders (the “Annual Meeting”) was held on June 13, 2012. A summary of the matters voted on at the Annual Meeting by the Company’s stockholders is set forth below.

1.	The Company’s stockholders elected each of the following directors to serve until the Company’s 2015 annual meeting of stockholders and until their respective successors have been duly elected and qualified by the following votes:

NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
Richard A. Friedman	1,222,935,828	15,006,284	1,656,084
Susan D. Kronick	1,237,753,594	188,518	1,656,084
Mackey J. McDonald	1,235,977,115	1,964,996	1,656,084
Gregory B. Penner	1,208,673,696	29,268,416	1,656,084

2.	The Company’s stockholders ratified the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2012 by the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
1,239,219,260	377,878	1,058	0

3.	The Company’s stockholders approved, on an advisory basis, the compensation paid to our named executive officers as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules by the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
1,237,471,815	353,221	117,076	1,656,084

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hyatt Hotels Corporation

Date: June 18, 2012	By:	/s/ Rena Hozore Reiss

Rena Hozore Reiss
Executive Vice President, General Counsel and Secretary